                                                                   EXHIBIT 10.34

                                 FIRST AMENDMENT
                                     TO THE
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement"), is made this 31st day of December, 2001 ("Effective Date"), by and among Syndicated Food Service International, Inc. (f/k/a Floridino's International Holdings, Inc.) ("Company"), Syndicated Food Service Group, Inc. ("SFSI"), Syndicated Transportation Service Group, Inc. ("STSI"), Beasley Food Service, Inc. ("BFS"), Beasley Transportation, Inc. ("BTI"), Charles A. Beasley ("CB"), and Marjorie A. Beasley ("MB") (CB and MB are referred to herein individually and collectively as the "Shareholder(s)").

                                   WITNESSETH:

         WHEREAS, the parties have entered into an Agreement and Plan of Merger and Reorganization, dated November 27, 2001 ("Merger Agreement"), and they desire to amend and supplement the Merger Agreement to the extent set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual promises set forth in the Merger Agreement and this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

         1. DEFINED TERMS. Capitalized terms in this Agreement that are not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

         2.       SHAREHOLDERS' PUT RIGHT.

                  (a) Put Right. The Shareholders shall have a right to put, at any time during the 20-day period commencing on June 30, 2003 (the "Put Date") and ending on July 20, 2003 (the "Expiration Date"), all, but not less than all, the Shares of the Shareholders to the Company ("Put Right"), in the event that the average closing asked price for common shares of the Company for the twenty (20) trading days immediately preceding the Put Date is less than Four Dollars and Thirty-Six Cents ($4.36) per common share (as adjusted to reflect any stock splits or dividends occurring after the Effective Date) (the "Put Strike Price"). The Shareholders may at any time beginning on and including the Put Date and until and including the Expiration Date exercise their Put Right by delivering written notice (the "Notice") of exercise to the Company in the manner provided in the Merger Agreement.

                  (b) Purchase Price and Manner of Payment. The Company shall purchase the Shares, and the Shareholders shall sell the Shares, for a purchase price per Share equal to the Put Strike Price (in the aggregate, the "Put Purchase Price"). The Put Purchase Price shall be payable in cash at the Put Closing (as hereinafter defined).

                  (c) Closing. The closing of any purchase and sale of the Shares upon the Shareholders' exercise of the Put Right ("Put Closing") shall occur at any location mutually agreeable to the Company and the Shareholders within five (5) business days following the receipt by the Company of the Notice. At the Put Closing, the Company shall deliver the Put Purchase Price to the Shareholders, and the Shareholders shall deliver the Shares to the Company, duly endorsed and in proper form for transfer, and free and clear of any claims, liens or encumbrances whatsoever.

         3.       COMPANY'S CALL RIGHT.

                  (a) Call Right. In the event that the Shareholders do not exercise their Put Right as described in Section 2 above, the Company shall have a right to call at any time during the 10-day period commencing one day after the Expiration Date and ending on July 31, 2003 ("Call Expiration Date"), all, but not less than all, the Shares of the Shareholders ("Call Right"), in the event that the average closing asked price for common shares of the Company, for the twenty (20) trading days immediately preceding the Put Date is less than Four Dollars and Thirty-Six Cents ($4.36) per common share (as adjusted to reflect any stock splits or dividends occurring after the Effective Date) (the "Call Strike Price"). The Company may at any time beginning on and including the day after the Expiration Date and until and including the Call Expiration Date exercise its Call Right by delivering written notice (the "Call Notice") of exercise to the Shareholders in the manner provided in the Merger Agreement.

                  (b) Purchase Price and Manner of Payment. The Company shall purchase the Shares, and the Shareholders shall sell the Shares, for a purchase price equal to the Call Strike Price, plus Fifty Cents ($.50), for each purchased Share (in the aggregate, the "Call Purchase Price"). The Call Purchase Price shall be payable in cash at the Call Closing (as hereinafter defined).

                  (c) Closing. The closing of any purchase and sale of the Shares upon the Company's exercise of the Call Right ("Call Closing") shall occur at any location mutually agreeable to the Company and the Shareholders within five (5) business days after receipt by the Shareholders of the Call Notice. At the Call Closing, the Company shall deliver the Call Purchase Price to the Shareholders, and the Shareholders shall deliver the Shares to the Company, duly endorsed and in proper form for transfer, and free and clear of any claims, liens or encumbrances whatsoever.

         4. PAYMENTS DEFERRED UNDER THE NOTE. In the event the Shareholders exercise the Put Right and the Company pays the Put Purchase Price at the Put Closing, the second installment of principal due to the Shareholders on January 2, 2004, in the amount of Five Hundred Thousand Dollars ($500,000), pursuant to the Promissory Note signed by the Company in accordance with the terms of the Merger Agreement, shall be deferred by one (1) year to January 2, 2005, when it shall be payable along with the third installment of principal also due that date (with interest on the outstanding principal balance to continue to be payable as provided in the Promissory Note).

         5. WAIVER OF CLOSING CONDITION. The parties hereto desire to waive the condition provided in Section 7.5 of the Merger Agreement with the understanding mat the closing of the transactions contemplated by the Real Estate Purchase Agreement will occur no later than January 25, 2002 and, therefore, notwithstanding any provision to the contrary contained in the Merger Agreement, such closing will not occur simultaneously with the closing of the transactions relating to the Merger Agreement.

         6. NO OTHER CHANGES. Except as otherwise expressly provided by this Agreement, all of the terms, conditions and provisions of the Merger Agreement remain unaltered and in full force and effect. The Merger Agreement and this Agreement shall be read and construed as one agreement, and to the extent any terms of this Agreement shall conflict in any respect with the terms of the Merger Agreement, the terms of this Agreement shall be controlling.

         7. FURTHER ASSURANCES. The parties agree that they will from time to time, upon request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments and take such other action as such other party may reasonably require in order to effectively carry put the intents and purposes of this Agreement.

         8. MODIFICATIONS. This Agreement may not be changed, amended or modified orally. This Agreement may be changed, amended or modified only by a written instrument executed by the parties.

                     [remainder of page intentionally blank]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Syndicated Food Service International, Inc.    Beasley Food Service, Inc.
f/k/a Floridino's International Holdings,
Inc.

By: /s/ William C. Keeler                      By: /s/ Charles A. Beasley
    ------------------------------                 -----------------------------
         William C. Keeler,                        Charles A. Beasley, President
         Chief Executive Officer

Syndicated Food Service Group, Inc.            Beasley Transportation, Inc.

By: /s/ William C. Keeler                      By: /s/ Charles A. Beasley
    -----------------------------                  -----------------------------
         William C. Keeler                         Charles A. Beasley, President
         Chief Executive Officer

Syndicated Transportation Service
         Group, Inc.

By: /s/ William C. Keeler
    -------------------------------
        William C. Keeler,
        Chief Executive Officer

SHAREHOLDERS:

/s/ Charles A. Beasley
--------------------------------
Charles A. Beasley, individually

/s/ Marjorie A. Beasley
---------------------------------
Marjorie A. Beasley, individually